SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2006
ViaSat, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21767	33-0174996

(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (760) 476-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Conditions
     On August 10, 2006, ViaSat, Inc. (the “Company”) issued a press release regarding the outcome of a self-initiated review of stock options granted by the Company and the impact of such review on the Company’s financial results for the three months ended June 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1.
     The information contained herein, including the exhibit, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 8.01 Other Events
     In light of published reports concerning the pricing of stock options and the timing of stock option grants at numerous companies, the Company undertook a voluntary review, in conjunction with its outside legal counsel and other specialists, of past practices in connection with stock option grants. As a result of that review, the Company has determined that there were errors associated with stock options granted primarily to new non-executive employees during the ten-year period from the Company’s initial public offering in December 1996 to June 30, 2006.
     Based on the findings of outside legal counsel as well as the Company’s own internal investigation (which are both complete as of the date of this filing), the Company and its outside legal counsel determined that no stock option grants to officers or directors were misdated, and that no member of management or the Board engaged in any misdating of employee stock option grants.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Press release issued by ViaSat, Inc. on August 10, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2006	VIASAT, INC.
	By:	/s/ Ronald G. Wangerin
		Name:	Ronald G. Wangerin
		Title:	Vice President, CFO

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press release issued by ViaSat, Inc. on August 10, 2006.